UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2011

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2011, the Compensation Committee of the Board of Directors of Avatar Holdings Inc. ("Avatar") approved the Stock Award Agreements which memorialized the terms of the restricted shares of Common Stock granted to Jon M. Donnell and Joseph Carl Mulac, III, pursuant to the terms of the Employment Agreements with Mr. Donnell and Mr. Mulac effective as of Novemer 15, 2010 and October 25, 2010, respectively. The shares of restricted stock granted to Mr. Donnell and Mr. Mulac were previously reported in Form 8-K filed on October 25, 2010, and the Stock Award Agreements do not substantially modify the terms of such grants other than to confirm that the performance-based awards are subject to approval by Avatar's stockholders not later than October 25, 2011, of the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement), which will be initially submitted to Avatar's stockholders at their Annual Meeting to be held June 2, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Stock Award Agreement, dated as of November 15, 2010, between Avatar Holdings Inc. and Jon M. Donnell.

10.2 Stock Award Agreement, dated as of October 25, 2010, between Avatar Holdings Inc. and Joseph Carl Mulac, III.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

April 29, 2011	By:	Juanita I. Kerrigan

Name: Juanita I. Kerrigan
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Stock Award Agreement, dated as of November 15, 2010, between Avatar Holdings Inc. and Jon M. Donnell.
10.2	Stock Award Agreement, dated as of October 25, 2010, between Avatar Holdings Inc. and Joseph Carl Mulac, III.